EXHIBIT 23

[LOGO]    Kronick                                 Officers/Shareholders
          Kalada
          Berdy & Co.                             Donald M. Kronick, CPA
          A Professional Corporation              Joseph J. Kalada, CPA
                                                  Paul Berdy, CPA
     Certified Public Accountants                 William R. Lazor, CPA
                                                  Deborah A. Eastwood, CPA
                                                  Kevin R. Foley, CPA
                                                  William Fromci, CPA
                                                  Mario Ercolani, CPA



                        CONSENT OF INDEPENDENT AUDITORS



As independent auditors, we hereby consent to the incorporation by reference in registration Statement File No. 333-80441 of Farnsworth Bancorp, Inc. and Subsidiary on Form S-8 of our report dated November 16, 2000 incorporated by reference in the 10-KSB for the year ended September 30, 2000.



Kronick Kalada Berdy & Co.
Kingston, Pennsylvania                       /s/Kronich Kalada Berdy & Co.
December 27, 2000




REPLY TO: 190 Lathrop Street - Kingston, PA 18704 - (570) 283-2727 - (570) 283-1670 Telefax

-------------------------------------------------------------------------------------------

 301 Market Street            101 West Broad Street          24 N. Seventh Street
Berwick, PA 18603              Hazleton, PA 18201           Stroudsburg, PA 18360
 (570) 759-8625                  (570) 459-1373                 (570) 420-9500